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                                                                  EXHIBIT 99.02

                       United States Filter Corporation
                              40-004 Cook Street
                         Palm Desert, California 92211

                                 May 31, 1996

John Hancock Capital Growth Fund II Limited Partnership
John Hancock Capital Growth Fund III Limited Partnership
One Madison Avenue, Suite 25A
New York, New York 10022

Re: Agreement and Plan of Merger dated as of April 15, 1996 among United
    States Filter Corporation, U.S. Filter/Zimpro Acquisition Corp., Landegger Environmental Holdings, Inc., John Hancock Capital Growth Fund II Limited Partnership, John Hancock Capital Growth Fund III Limited Partnership, Carl C. Landegger, Trustee and Black Clawson Company

Gentlemen:

  Section 3.06 of the above referenced agreement (the "Agreement"), provides for the delivery by the Surviving Corporation of the Hancock Debt Repayment Shares under the S-4 Shelf Registration Statement (as such terms are defined in the Agreement). Because the S-4 Shelf Registration Statement is not on the date hereof current, USF, the Surviving Corporation and the Hancock Fund hereby agree that the Surviving Corporation shall on the date hereof deliver to the Hancock Fund the Hancock Debt Repayment Shares in a privately placed transaction exempt from the registration requirements of the Securities Act of 1933 (the "Securities Act") in lieu of issuance under the S-4 Shelf Registration Statement contemplated in the Agreement.

  USF also hereby agrees to provide you with the registration rights specified herein relating to the Hancock Debt Repayment Shares. Unless otherwise defined herein, capitalized terms used and not defined herein shall have the meaning specified in the Agreement.

   1. USF shall, as expeditiously as possible, subject to paragraph 6 below, use its best efforts to effect the registration under the Securities Act on Form S-3 (the "Registration Statement") of the Hancock Debt Repayment Shares. The Registration Statement shall not be subject to the right of USF to cause the filing or effectiveness of the Registration Statement to be deferred on account of any other registration rights or on account of any offering of USF Common Shares for cash by USF. USF warrants and represents that no person or entity has registration rights which are inconsistent with the foregoing provision and covenants that it will not, prior to the expiration of the period specified in paragraph 4 below, grant any such inconsistent registration rights. The Hancock Fund shall not be required to suspend sales of the Hancock Debt Repayment Shares in connection with any underwritten offering of USF Common Shares by USF or otherwise. The Hancock Fund has been advised that USF currently expects to register USF Common Shares on Form S-4 as part of a business combination transaction in the near future; in the event that such business combination transaction proceeds as expected, USF and the Hancock Fund agree that USF shall use its best efforts to register the disposition of the Hancock Debt Repayment Shares contemporaneously with the registration of such USF Common Shares on such Form S-4.

   2. USF shall bear all registration, qualification and filing fees, fees and disbursements of counsel for USF, accounting fees incident to any such registration, blue sky fees and expenses, printing and marketing expenses, fees and disbursements of counsel to the Hancock Fund or any permitted transferee under

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      paragraph 8 up to a maximum of $5,000 and all selling commissions in connection with any sale of the Hancock Debt Repayment Shares pursuant to paragraph 3(i). The Hancock Fund or any permitted transferee under paragraph 8 shall bear all stock transfer taxes applicable to the disposition of the Hancock Debt Repayment Shares.

   3. The distribution of the Hancock Debt Repayment Shares pursuant to the Registration Statement shall be effected, whether from time to time or at one time, only (i) by or through such investment banking firm or firms as may be designated by USF at the time the Registration Statement is filed, acting in such capacity (as broker, dealer, principal or otherwise), and receiving such compensation, as may be agreed by the Hancock Fund or any permitted transferee under paragraph 8 and such investment banking firm or firms, or (ii) in private transactions as to which USF shall have been given at least two business days' prior written notice describing the terms of the proposed transaction(s), unless USF shall have identified prior to the expiration of such two-day period a substitute purchaser for all of the Hancock Debt Repayment Shares identified in such notice on terms at least as favorable to the seller as the terms specified in such notice, in which event such Hancock Debt Repayment Shares shall be sold to such substitute purchaser (which may be USF). Neither the Hancock Fund nor any permitted transferee under paragraph 8 shall be entitled to effect a distribution of the Hancock Debt Repayment Shares by means of an underwritten offering. USF shall give the Hancock Fund or any permitted transferee under paragraph 8 at least ten (10) business days' written notice prior to the initial filing of the Registration Statement. The Hancock Fund or any permitted transferee under paragraph 8 shall advise USF in writing, within five (5) business days' of receipt of such notice, of the terms of its compensation arrangements with the designated investment banking firm or firms and the capacity or capacities in which they will act, and any other information required of it for inclusion in the Registration Statement.

   4. USF shall maintain the effectiveness of the Registration Statement until the earlier of (i) the disposition by the Hancock Fund or permitted transferees under paragraph 8 of all of the Hancock Debt Repayment Shares or (ii) the day after all of the following shall have been true on each of 60 days (which need not be consecutive): (a) the Registration Statement shall have been effective and (b) the prospectus included in the Registration Statement shall have been current for purposes of the methods of disposition of the Hancock Debt Repayment Shares set forth in the Registration Statement and (c) the Hancock Fund shall have had (or would have had) the ability to sell the Hancock Debt Repayment Shares under the applicable Zimpro Affiliate Pooling Agreements.

   5. USF shall use its best efforts to register and qualify the Hancock Debt Repayment Shares covered by the Registration Statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Hancock Fund or any permitted transferee under paragraph 8. USF shall provide the Hancock Fund or any permitted transferee under paragraph 8 with such number of copies of the then-current prospectus as shall be reasonably requested by it.

   6. USF shall promptly prepare and file all such amendments and supplements to the Registration Statement and the prospectus included therein as may be necessary (i) to update and keep effective the Registration Statement and keep current the prospectus included therein, (ii) to comply with the provisions of the Securities Act with respect to the disposition of the Hancock Debt Repayment Shares and (iii) to reflect any modification in the manner of distribution of the Hancock Debt Repayment Shares specified by the Hancock Fund or any permitted transferee under paragraph 8 in accordance with paragraph 3. Notwithstanding anything else to the contrary contained herein, USF shall not be required to disclose in any amendment or supplement to the Registration Statement (x) any confidential information concerning any matter as to which USF has a bona fide interest in withholding disclosure, or (y) historical financial statements or pro forma financial information required by Regulation S-X in connection with a business acquisition or disposition prior to the date when such information would otherwise be required to be filed with the Securities and Exchange Commission (including extensions pursuant to Item 7(a)(4) of Form 8-K); provided, however, that USF may avail itself of clause
      (x) above only on one occasion and for a period of 20 days. USF also shall not be required to file the

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      Registration Statement at any time when it would not be obligated to disclose information referenced in (x) or (y) of the preceding sentence.

   7. The Hancock Fund and any transferee permitted by paragraph 8 agrees that, immediately upon receipt of notification from USF that the Registration Statement and the prospectus included therein are not current by reason of clauses (x) or (y) of paragraph 6, they will refrain from selling Hancock Debt Repayment Shares under the Registration Statement until (i) subsequently notified by USF that the Registration Statement is current or (ii) receipt of a favorable opinion of counsel as provided in Section 12(b) of the Transfer and Registration Agreement (the "Transfer and Registration Agreement") dated as of May 31, 1996 among USF, the Hancock Fund, Carl C. Landegger, Trustee and The Black Clawson Company after consultation with the Hancock Fund or its counsel as provided in such Section 12(b). The period provided for in paragraph 4(ii) shall not include any day on which sales are suspended pursuant to the foregoing.

   8. The Hancock Fund shall have the right to transfer the Hancock Debt Repayment Shares in a valid private sale exempt from applicable securities laws (as determined by counsel reasonably acceptable to USF) and, provided that such sale involves the sale of all of the Hancock Debt Repayment Shares, the registration rights provided for in this letter agreement shall be transferred to such transferee. The Hancock Fund shall also have the right to distribute the Hancock Debt Repayment Shares to their general and limited partners in transactions exempt from applicable securities laws and the registration rights provided for in this letter agreement shall inure to the benefit of such partners, provided that the Hancock Fund shall remain responsible to transmit all information required for inclusion in the Registration Statement. The foregoing rights of the Hancock Fund shall be conditioned upon the transferee or transferees agreeing to be bound by the provisions of this letter agreement. No such transferee shall have any further rights under this paragraph 8.

   9. USF, the Hancock Fund and any transferee permitted by paragraph 8 shall have indemnification rights, one against the other, on terms identical to the indemnification rights between USF and each Holder (as those terms are defined), as set forth in the Transfer and Registration Agreement.

  10. The Hancock Fund acknowledges that the Hancock Debt Repayment Shares have been issued to it in a transaction exempt from the registration requirements of the Securities Act under section 4(2) thereof and, until and unless registered in accordance with the foregoing, the Hancock Debt Repayment Shares are "restricted securities" within the meaning of Rule 144 thereunder. The Hancock Fund is acquiring the Hancock Debt Repayment Shares for its own account and without any present intention of engaging in a distribution of the same. The Hancock Fund, USF and any permitted transferee under paragraph 8 agree to the placement of a legend on the certificate(s) representing the Hancock Debt Repayment Shares to the effect set forth in paragraph (a) of Section 3 of the Transfer and Registration Agreement and to the removal of the same under the circumstances set forth in paragraph (c) of Section 3 of such Transfer and Registration Agreement.

  11. The parties agree that the provisions of Section 9.10(c) of the Agreement are no longer applicable to transfers of the Hancock Debt Repayment Shares.

  12. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware. Notices shall be made and interpreted in accordance with Section 13.02 of the Agreement.

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  Please sign below to indicate your agreement to the foregoing terms.

                                          UNITED STATES FILTER CORPORATION

                                          By:  /s/  Damian C. Georgino
                                              ---------------------------------
                                          Name: Damian C. Georgino
                                          Title: Vice President, General
                                           Counsel and Secretary

                                          ZIMPRO ENVIRONMENTAL, INC.

                                          By:  /s/  Damian C. Georgino
                                              ---------------------------------
                                          Name: Damian C. Georgino
                                          Title: Vice President, General
                                           Counsel and Secretary

AGREED:

JOHN HANCOCK CAPITAL GROWTH
MANAGEMENT, INC., AS GENERAL PARTNER
OF CAPITAL GROWTH PARTNERS LIMITED
PARTNERSHIP, THE GENERAL PARTNER OF
JOHN HANCOCK CAPITAL GROWTH FUND II
LIMITED PARTNERSHIP

By:    /s/ K. Deane Reade, Jr.
    -------------------------------

Name: K. Deane Reade, Jr.
Title: Vice President

JOHN HANCOCK CAPITAL GROWTH
MANAGEMENT, INC., AS GENERAL PARTNER
OF GRAMERCY HILL PARTNERS LIMITED
PARTNERSHIP, THE GENERAL PARTNER OF
JOHN HANCOCK CAPITAL GROWTH FUND III
LIMITED PARTNERSHIP

By:    /s/ K. Deane Reade, Jr.
    -------------------------------
Name: K. Deane Reade, Jr.
Title: Vice President

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